UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

ALLIS-CHALMERS ENERGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2010, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) entered into revised Employment Agreements with each of Victor M. Perez, its Chief Financial Officer, Theodore F. Pound, its General Counsel and Secretary, Terrence P. Keane, its Senior Vice President—Oilfield Services and Mark Patterson, its Senior Vice President—Rental Services. In addition, on August 11, 2010, Allis-Chalmers Directional Drilling Services LLC (“Allis-Chalmers Directional Drilling”) entered into a revised Employment Agreement with David K. Bryan, its President and Chief Executive Officer, effective August 1, 2010. The Company hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2010, the Company entered into revised Employment Agreements, effective August 1, 2010, with each of Victor M. Perez, its Chief Financial Officer, Theodore F. Pound, its General Counsel and Secretary, Terrence P. Keane, its Senior Vice President—Oilfield Services and Mark Patterson, its Senior Vice President—Rental Services. In addition, on August 11, 2010, Allis-Chalmers Directional Drilling entered into a revised Employment Agreement with David K. Bryan, its President and Chief Executive Officer, effective August 1, 2010. Each Employment Agreement has a term of two years.

Pursuant to the Employment Agreements, the applicable officer will receive the following base salary, subject to an annual increase in the discretion of the board of directors of the Company:

Name	Salary
Victor M. Perez	$315,000
Theodore F. Pound	$285,000
Terrence P. Keane	$315,000
Mark Patterson	$265,000
David K. Bryan	$262,500

In addition, each officer will be eligible to participate in the Company’s annual cash incentive program whereby he may earn up to 200% of his base salary based upon the achievement of certain established performance objectives related to the Company attaining established earnings before interest, taxes, depreciation and amortization (EBITDA) and the attainment of individual goals set by the Company’s Compensation Committee.

In addition, if such officer is terminated without “cause” not in connection with a “change in control” as such terms are defined in the applicable Employment Agreement, such officer will receive (i) severance payments equal to his base compensation for one year (ii) continuation of group health coverage and (iii) any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants.

If such officer is terminated without “cause” within 18-months of a “change in control” as such terms are defined in the applicable Employment Agreement, such officer will receive (i) severance payments equal to his base compensation for two years (ii) continuation of group health coverage and (iii) any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants.

The Employment Agreements also contain customary non-compete agreements.

The foregoing description of the Employment Agreements is not complete and is qualified in its entirety by reference to the Employment Agreements, a copy of which is attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Victor M. Perez.
10.2	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Theodore F. Pound.
10.3	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Terrence P. Keane.
10.4	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Mark Patterson.
10.5	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Directional Drilling Services LLC and David K. Bryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: August 16, 2010	By:	/s/ Theodore F. Pound III
	Name:	Theodore F. Pound
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Victor M. Perez.
10.2	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Theodore F. Pound.
10.3	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Terrence P. Keane.
10.4	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Energy Inc. and Mark Patterson.
10.5	Employment Agreement, effective April 1, 2010, by and between Allis-Chalmers Directional Drilling Services LLC and David K. Bryan.